UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Ruthar Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure

As previously announced on May 8, 2013, Tom Zelibor, Chief Executive Officer of the registrant, will present on behalf of the registrant at the Annual SeeThruEquity Conference on June 4, 2013 at 2:00 PM. The presentation will consist of a thirty minute corporate overview presentation to institutional and retail investors.

SeeThruEquity, LLC is an investment research and corporate access firm that produces high quality research reports on small-cap and micro-cap companies with less than $1 billion in market capitalization.

When: June 4, 2013
Where: The Penn Club, 30 W 44th St, New York, NY 10036
Time: 2:00 PM EDT
Weblink: http://wsw.com/webcast/seethru3/lwlg/ (audio feed with hosted PDF file of PowerPoint presentation)
Web Replay: An Audio replay of the presentation will be available for a period of thirty (30) days at the Lightwave Logic Corporate website: www.lightwavelogic.com.

On June 3, 2013, the registrant issued a press release reporting the information disclosed above. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Press release dated June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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James S. Marcelli, President

Dated June 3, 2013